Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-167924 on Form S-3 of our report dated March 31, 2011, relating to the consolidated financial statements and financial statement schedules of Hines Real Estate Investment Trust, Inc. and subsidiaries as of December 31, 2010 and 2009 and for each of the three years in the period ended December 31, 2010, our report dated March 31, 2011, relating to the consolidated financial statements of Hines US Core Office Fund LP and subsidiaries as of December 31, 2010 and 2009 and for each of the three years in the period ended December 31, 2010, and our report dated March 31, 2010, relating to the consolidated financial statements of HCB II River LLC and subsidiaries as of December 31, 2009 and for the year then ended, appearing in this Annual Report on Form 10-K of Hines Real Estate Investment Trust, Inc. for the year ended December 31, 2010.

/s/ Deloitte & Touche LLP

Houston, Texas
March 31, 2011